Exhibit 14 under Form N-14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Audit Committee Report” in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated January 25, 2017, on the financial statements and financial highlights of Federated Premier Intermediate Municipal Income Fund and Federated Premier Municipal Income Fund, included in the Annual Shareholder Report for the year ended November 30, 2016, which is incorporated by reference in the Prospectus/Proxy Statement, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 5, 2017